Exhibit 5.1

October 18, 2018

IsoRay, Inc.

350 Hills Street, Suite 106

Richland, WA 99354

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to IsoRay, Inc., a Minnesota corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-1 filed by the Company with the Securities and Exchange Commission (the “Registration Statement”) on or about October 18, 2018, relating to the registration under the Securities Act of 1933, as amended (the “Act”), of 5,830,000 shares of the Company’s common stock (the “Common Stock”), $0.001 par value per share, that are proposed to be offered and sold by the selling shareholders named in the Registration Statement upon exercise of warrants (the “Warrants”) to purchase shares of Common Stock (the “Warrant Shares”) held by the selling shareholders.

This opinion is being furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act in connection with the Registration Statement, and no opinion is expressed or may be implied herein as to any matter pertaining to the contents of the Registration Statement.

In connection with this opinion, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of rendering the opinions expressed below. In addition, we have been furnished with and have examined originals or copies of the Registration Statement, the Company’s charter documents, the corporate proceedings taken by the Company with respect to the filing of the Registration Statement and the issuance of the Warrant Shares, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as we have considered necessary to provide a basis for the opinions hereinafter expressed. In such examination, we assumed that the documents and instruments submitted to us have not been amended or modified since the date submitted and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

As to facts material to the opinions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others and have not independently checked or verified the accuracy of such statements and representations. The opinions contained in this letter are expressed as of the date hereof, and we do not have, nor do we assume, any obligation to advise of any changes in any facts or applicable laws after the date hereof that may affect the opinions we express herein.

IsoRay, Inc.

October 18, 2018

Also, we have assumed, without independent verification, that all governing documents under which the Warrant Shares are to be issued will have been duly authorized, executed and delivered by all parties thereto, and the signatures on documents examined by us are genuine.

In rendering this opinion, we have assumed: (i) information contained in documents reviewed by us is true, complete and correct; (ii) the genuineness and authenticity of all signatures; (iii) the authenticity of all documents submitted to us as originals; (iv) the conformity to authentic originals of all documents submitted to us as copies; (v) the due authorization, execution and delivery of all documents by parties other than the Company (including the selling shareholders); (vi) the obligations of parties (including the selling shareholders) other than the Company to the Warrants and Warrant Shares being valid, binding and enforceable; and (vii) the legal capacity of all natural persons.

In rendering the foregoing opinions, we have assumed that: (i) the Registration Statement, and any amendments (including post-effective amendments) thereto, will become effective (and will remain effective at the time of issuance of any Warrant Shares thereunder); (ii) the Company will issue and deliver the Warrant Shares in the manner contemplated by the Registration Statement; (iii) the resolutions authorizing the Company to issue, offer and sell the Warrant Shares will have been duly adopted by the board of directors or other appropriate governing bodies of the Company and will be in full force and effect at all times at which the Warrant Shares are offered, issued and sold by the Company; and (iv) all Warrant Shares will be issued in compliance with applicable federal and state securities laws.

We have also assumed that (i) the stock certificates to be issued to represent the Common Stock will conform to the specimen Common Stock certificate submitted to us; (ii) shares of Common Stock will remain authorized and available for issuance; (iii) none of the Company’s charter documents, or the corporate proceedings taken by the Company with respect to the filing of the Registration Statement and the issuance of the Warrant Shares, will be rescinded, amended or otherwise modified prior to the issuance of the Warrant Shares and no Warrant Shares will be issued or other action taken in contravention of any applicable limit established pursuant to such resolutions from time to time; (iv) the Company will continue to be validly existing and in good standing under the laws of the State of Minnesota with the requisite corporate power and authority to issue and sell all such Warrant Shares at such time and will have received any required approval of any governmental authority or agency in connection therewith. We have obtained from the selling shareholders a questionnaire in connection with the Registration Statement as to certain factual matters and, insofar as this opinion is based on matters of such facts, we have relied on such questionnaire without independent investigation.

Based upon the foregoing, we are of the opinion that when (i) the Warrants have been exercised and the warrant exercise price has been paid in full to the Company, all in accordance with the terms of the issued Warrants and the Registration Statement and (ii) the Warrant Shares have been issued and delivered, with certificates representing such Warrant Shares having been duly executed, countersigned, registered and delivered or, if uncertificated, valid book-entry notations therefor having been made in the share register of the Company, the Warrant Shares will be validly issued, fully paid and non-assessable.

IsoRay, Inc.

October 18, 2018

We express no opinions concerning the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities laws.

We are expressing no opinion as to any obligations that parties other than the Company may have under or in respect of the Warrant Shares and Warrants, or as to the effect that their performance of such obligations may have upon any of the matters referred to above. We are not expressing an opinion as to securities of any parties other than the Company.

Our opinions are limited by bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors’ rights generally, by any covenants of good faith or fair dealing that may be implied, and by general principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or at equity. We express no opinion as to the availability of any equitable or specific remedy upon any breach of any of the agreements as to which we are opining herein, or any of the agreements, documents or obligations referred to therein, or to the successful assertion of any equitable defenses, inasmuch as the availability of such remedies or the success of any equitable defense may be subject to the discretion of a court.

We also express no opinion herein as to any provision of any agreement (i) which may be deemed to or construed to waive any right of the Company, (ii) to the effect that rights and remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, and does not preclude recourse to one or more other rights or remedies, (iii) relating to the effect of invalidity or unenforceability of any provision of the Warrants on the validity or enforceability of any other provision thereof, (iv) which is in violation of public policy, including, without limitation, any provision relating to indemnification and contribution with respect to securities law matters, (v) which provides that the terms of the Warrants may not be waived or modified except in writing or (vi) relating to choice of law or consent to jurisdiction.

We are opining herein only as to applicable federal laws and the Business Corporation Act of the State of Minnesota, as amended, the applicable provisions of the Minnesota Constitution and any reported judicial decisions interpreting these laws. We express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction, or, in the case of Minnesota, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state. Further, this opinion is based solely upon existing laws, rules, and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof. This opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Warrant Shares.

IsoRay, Inc.

October 18, 2018

It is understood that this opinion is to be used only in connection with the offer and sale of the Warrant Shares when the Registration Statement becomes effective and while the Registration Statement is in effect.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Company’s Form S-1 and to the incorporation by reference of this opinion in the Registration Statement, and to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving our consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert,” as used in Section 11 of the Act or the rules and regulations promulgated thereunder by the Commission nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations thereunder.

Very truly yours, /s/ Gallagher & Kennedy, P.A. Gallagher & Kennedy, P.A.